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                                                                    EXHIBIT 11.1


COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                               Three months ended
                                                    March 31,
                                          -----------------------------
                                              2000              1999
                                          -----------       -----------
PRIMARY AND FULLY DILUTED:

Average shares outstanding                 17,489,812        16,913,423

Effect of dilutive stock equivalents               --                --
                                          -----------       -----------

Total                                      17,489,812        16,913,423
                                          ===========       ===========

Net loss                                  $   (39,708)      $  (322,659)
                                          ===========       ===========

Net loss per share                        $    (0.002)      $    (0.019)
                                          ===========       ===========

Net loss per share assuming dilution      $    (0.002)      $    (0.019)
                                          ===========       ===========

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE SHEETS AND STATEMENTS OF OPERATIONS FOUND ON THE FORM 10-QSB FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CONSOLIDATED FINANCIAL STATEMENTS.



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